Exhibit 10.2

This Exhibit 10.2 includes certain identified information that has been redacted because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats as private and confidential. Where information has been redacted, it has been so indicated by a “[***]”.

FIRST AMENDMENT To PSFA

This First Amendment to Production Services and Funding Agreement (this “First Amendment”) is made and entered into this 13th day of February, 2025 (“Effective Date”), by and between Come and See Foundation, Inc. (“Company” or “CAS”), a North Carolina nonprofit corporation, and The Chosen Texas, LLC (“Producer”), a Texas limited liability company, and amends that certain Production Services and Funding Agreement (the “PSFA”), dated as June 13, 2024, as amended from-time-to-time, by and between CAS and Producer, in connection with the Project C audiovisual episodic series (“Project C”). CAS and Producer shall sometimes each be referred to herein as a “Party” and collectively as the “Parties.” Capitalized words and phrases used in this First Amendment but not otherwise defined herein shall have the definitions ascribed to them in the PSFA.

RECITALS

I.             WHEREAS, in accordance with CAS’s Biblical Universe Project Right of First Negotiation, Producer submitted Project C to CAS;

II.            WHEREAS, the Parties desire hereby to memorialize that CAS has accepted the Submitted Elements presented by Producer, including, without limitation, the estimated shooting schedule, the key cast, the writers, Key Man as the Showrunner, Key Man as the Director, and Key Man with creative approval and creative authority over Project C;

III.          WHEREAS, CAS desires to engage Producer to develop, produce and deliver three

(3) seasons comprised of eight (8) episodes of Project C subject to the terms and conditions set forth herein;

IV.           WHEREAS, CAS and Producer are concurrently entering into that certain Second Amendment to the PSFA of even date herewith (the “Second Amendment to PSFA”);

V.            WHEREAS, CAS and 5&2 Studios, Inc. (fka The Chosen, Inc.) (“Distributor”), a Delaware corporation, are concurrently entering into that certain Second Amendment (the “Second Amendment to DMA”) and Third Amendment (the “Third Amendment to DMA”) to the Amended and Restated Distribution License and Marketing Services Agreement of even date herewith (as amended from time-to-time, the “DMA”), in order to include and incorporate Project C as a “Program” (as defined and more particularly provided in the Second Amendment to DMA) pursuant to the DMA, as amended by such amendments to the DMA;

VI.           WHEREAS, CAS and Distributor are concurrently entering into that certain Trademark License Agreement with respect to Project C (as set forth in the Second Amendment to DMA) (the “Project C Trademark License Agreement”); and

VII.          WHEREAS, Distributor is entering into that certain SVOD Agreement with [***], which SVOD Agreement includes [***] agreement to license seasons 1 and 2 of Project C (with [***] having the option to license season 3 of Project C) [***].

AGREEMENT

NOW THEREFORE, in consideration of the agreements and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend and supplement the PSFA as follows:

1.            Conditions Precedent. The Parties shall have no obligations hereunder unless and until the full execution and delivery of the following documents (which are being entered into concurrently herewith): (i) this First Amendment; (ii) the Second Amendment to PSFA; (iii) the Second Amendment to DMA; (iv) the Third Amendment to DMA; (v) the Project C Trademark License Agreement; (vi) the Trademark License Agreement, dated as of July 21, 2025 between CAS and Distributor with respect to The Chosen Adventures; and (vii) the Merchandising Agreement dated as of July 21, 2025 between CAS and Distributor.

2.            Chosen Brand. CAS hereby approves use of the Chosen Brand in connection with Project C, a Biblical Universe Project, which approval is evidenced by the Project C Trademark License Agreement entered into concurrently herewith.

3.            Project C Services.

(a)           Company hereby engages Producer to produce and deliver each episode of Seasons 1, 2 and 3 of Project C (herein, a “Project C Episode(s)”). Each such season shall be referred to herein as a “Project C Season(s)”), the production and delivery of which shall be in accordance with the terms of the PSFA as amended and modified by the terms set forth herein (“Project C Services”). The distribution of each Project C Season shall be subject to the approval of CAS in its sole and absolute discretion. CAS has approved certain [***] agreements and amendments, and a certain Lions Gate amendment, by written approval letter of even date herewith with respect to the Project C Seasons and The Chosen.

(b)           Each Project C Episode shall be deemed to be an “Episode” (as defined in the PSFA) of each Project C Season. The Project C Services shall be deemed to be included and incorporated herein by this reference as “Services” as such term is defined in the PSFA with respect to Project C. Producer shall cause the production and delivery of Project C pursuant to the Production Standards and the production and delivery schedule attached hereto as Schedule Project C PDS (as may be extended pursuant to Excluded Factors) (the “Project C PDS” and the Project C PDS shall be included in the references to the Production Delivery Schedule in the PSFA, as applicable to Project C). So long as Producer is performing the material Services (including the requisite services pursuant to the Key Man Affiliation) as related to Project C and is not in uncured, material breach of the PSFA, Producer’s engagement hereunder to provide the Project C Services (including the services of Key Man pursuant to the Key Man Affiliation as related to Project C) on each Project C Season, including the exclusive producer services of Section 3(b) of the PSFA.

4.            Program. The Parties agree that Project C shall be deemed to be a “Program” (and be included as the “Programs”) under the PSFA as amended by this First Amendment, upon the terms and conditions hereof.

5.            Term.

(a)          The “Term” of the PSFA shall be amended by this First Amendment to mean the period commencing as of the Agreement Date and continuing until the outside date set forth on the Project C PDS for Producer to complete and fully deliver the last episode of Season 3 of Project C.

First Amendment to PSFA

(b)          The [***] Project C License provides that, “[5&2 Studios, Inc.] shall have the unilateral right to determine whether any Subsequent Season is produced.” Such statement of right is applicable solely as between and among Producer and 5&2 Studios, Inc. (on the one hand), and [***] (on the other) and does not affect Company’s rights in and to any such Subsequent Season. As between Producer and Company, with respect to any subsequent season of Project C which may be proposed or follow the three (3) Project C Seasons (if any, each a “Subsequent Season”), Section 11 hereof shall apply.

6.            Project C Key Man Affiliation. All references to and conditions and requirements of the “Key Man Affiliation” in the PSFA shall apply to the Project C Episodes, Project C Seasons and Project C, mutatis mutandis, and shall be referred to as the “Project C Key Man Affiliation.” Further thereto and for clarity, the Project C Key Man Affiliation shall require that Key Man provides to Producer his exclusive services as show runner of Project C and each episode thereof (meaning without limitation, the Key Man acts as the sole director of each Project C Episode, and as a credited writer of each Project C Episode, and as a producer or executive producer of each Project C Episode). The Project C Key Man Affiliation shall require that Key Man’s professional services be on an exclusive to Producer during the principal photography of each Project C Episode of each Project C Season, pursuant to the Project C PDS; and his services be (i) on a first-priority basis during the period following completion of principal photography of each Project C Season through the complete delivery to [***] for all of the Project C Episodes of the first two Project C Seasons (pursuant to the Project C PDS); and delivery to CAS for all of the Project C Episodes of the third Project C Season (pursuant to the Project C PDS); and (ii) on a first-priority basis (before and after delivery of all Project C Episodes of each Project C Season) as to marketing services and appearances respecting the initial release of each Project C Season, such services of a type and frequency being not less than those provided by the Key Man with respect to the theatrical and VOD releases of Season 4 of The Chosen ((i) and (ii) referred to as “Project C Post and Marketing Priorities”). Producer shall at all relevant times retain the services of the Key Man in connection with each of the Project C Episodes so as to effect and maintain the Project C Key Man Affiliation.

7.            Project B. The Project B Election Period set forth in the PSFA is not amended by this First Amendment.

8.            Production Funding.

(a)          Schedule AB to the PSFA shall be amended to include the aggregate budget amounts and caps for each Project C Season as set forth on Schedule “A” attached hereto and incorporated herein by reference (each a “Project C Advance Budget Amount”).

(b)          Company shall fund each such Project C Season in accordance with the process and procedures set forth in the PSFA and the conditions hereof and thereof (e.g., in accordance with the Approved Budget and Approved Cash Flow Schedule, etc.). With respect to Project C, all references to the “Advance Budget Amount” in the PSFA shall mean the Project C Advance Budget Amount. For each Project C Season, if the Initial Budget (with Budget Detail) is in reasonable conformity with Production Standards and the Production and Delivery Schedule and is equal to or less than the Project C Advance Budget Amount for such season, then such Initial Budget shall presumptively be deemed approved by Company, subject to the remaining terms and conditions provided herein. For clarity, any distribution agreement for the third Season of Project C (other than the Lions Gate agreement), is conditioned upon the approval of Company (in its sole and absolute discretion).

First Amendment to PSFA

(c)          If the Final Cost of a Project C Season is less than the Approved Budget for such applicable Season (such amount, if any, a “Project C Underage”), Company and Producer shall each be entitled to receive an amount equal to Fifty Percent (50%) of any such Project C Underage. Unused contingency reserve (reflected in the Approved Budget) shall be considered a Project C Underage, and Producer shall be entitled its share thereof, but Producer shall not be entitled to a Production Services Fee on unused contingency for which the Project C Underage fee is payable. With respect to the first and second Project C Seasons, CAS shall have the right to apply its portion of the Project C Underage to the second or third, as applicable, Project C Season.

(d)          As provided in the PSFA and DMA, CAS is not required to become a guild signatory or guarantor. In the event any guild requests that Company provide financial assurances or other documents from Company with respect to Project C, Producer and Company shall cooperatively meet and confer with each other in good faith to resolve such guild requests towards the mutual objective of the commencement and continuation of the development and production of Project C.

9.            Production Services Fee. Company shall pay to Producer the Production Services Fee for Project C, as defined and calculated in accordance with the provisions of Schedule PSF attached to the PSFA, as applicable to Final Cost of Season for each Project C Season. The Production Services Fee shall be calculated, accounted and paid in accordance with the Fee Accounting Schedule and subject to the Fee Holdback payable upon Delivery of the applicable Season.

10.          Production Conditions. In lieu of (i) Section 6 of the Production Conditions (attached to the PSFA as Schedule II) and (ii) Section 3 of the Designated Production Integrity Obligations and the Designated Production Conditions (attached to the PSFA as Schedule X), solely as applicable to Project C, Company shall have approval rights over the actor portraying “Project C” (and any replacement thereof).

11.          Derivative Productions of Project C.

(a)          During the Term, neither Party shall have the right to develop, produce, finance or otherwise exploit (i) any Subsequent Season(s) (i.e., in addition to the three Project C Seasons), or (ii) a derivative work or production of Project C or other work that is principally based upon or derived from the Biblical Story associated with Project C (specifically including, without limitation, prequel, sequel, remake, spinoff, theatrical motion picture, television or streaming episodic or limited series or long-form program, live stage production, podcast, print publication, location based attraction, or live event) ([i] and [ii] referred to as a “Project C Derivative Production”), without the written approval of the other Party.

First Amendment to PSFA

(b)          After expiration of the Term, if at any time Company elects develop, produce, finance or otherwise exploit a Project C Derivative Production, then if Key Man is still engaged with Producer in substantially the same capacity as he was on Project C (i.e., the substance of the Project C Key Man Affiliation), the Key Man shall have sole control over whether or not such Project C Derivative Production may be produced, and if Key Man approves production of such Project C Derivative Production, then Producer shall have the first opportunity (as provided herein) to develop, produce and/or commercially distribute the applicable Project C Derivative Production, and Key Man shall have the first opportunity (as provided herein) to write and direct (and produce, if desired) the applicable Project C Derivative Production. Even if the Key Man is not then engaged with Producer in substantially the same capacity as he was for Project C (i.e., the substance of the Project C Key Man Affiliation), Key Man shall retain approval and control over whether or not such a Project C Derivative Production may be produced. For clarity, if Key Man has provided his approval for the production of a Project C Derivative Production, such production may proceed only if CAS has also approved such production in its sole and absolute discretion, and CAS shall use commercially reasonable good faith efforts (subject to the Key Man’s control of such production) to cause Producer to have the first opportunity (as defined herein) to develop, produce and/or commercially distribute the applicable Project C Derivative Production, but subject to Key Man retaining the creative authority (including green- lighting authority) over the applicable Project C Derivative Production. The foregoing notwithstanding, if Key Man is no longer active in the entertainment industry, then Company (and not Key Man) shall have sole and absolute discretion over whether a Project C Derivative Production may or shall be produced, and the creative control thereof. In furtherance of Producer (and Key Man) having the first opportunity as set forth in this paragraph, if the Project C Key Man Affiliation (or a substantially similar affiliation) is extant, the Parties shall enter into good faith discussions (which shall include the Key Man and Producer, or only the Producer, if Key Man is no longer active in the entertainment industry) for their potential creative and production services respecting such Project C Derivative Production. If Producer and Key Man are able and willing to provide such creative and production services (substantially of the type and quality as provided hereunder for the Project C Seasons) and the Parties agree to the terms of such services, then the Project C Derivative Production may proceed in accordance with such agreement. The Producer (if and as rendering its services) shall use Producer and Key Man exclusively for its rendering of such development and production services on the Project C Derivative Production (unless otherwise agreed by CAS in its sole and absolute discretion). If the Project C Key Man Affiliation (or a substantially similar affiliation) is not extant and Key Man has approved the potential Project C Derivative Production, or if Key Man is no longer active in the entertainment industry (each case being a “Non-Affiliated Negotiation”), Company shall have good faith negotiations with Producer respecting Producer’s potential creative and production services respecting a Project C Derivative Production, for a period of thirty (30) days (the “Project C Derivative Production Negotiation Period”). For the foregoing first opportunity negotiations, or Non- Affiliated Negotiation, if the Parties do not agree in writing to material deal terms within the Project C Derivative Production Negotiation Period, then Company shall be free to develop, assign, produce, finance and/or distribute the applicable Project C Derivative Production as it determines in its sole and absolute discretion. For further clarity, the foregoing first look/first negotiation rights does not apply to any exploitation of Company’s Reserved Rights as set forth in the Transaction Documents. Upon and after the expiration of a Project C Derivative Production Negotiation Period where no written agreement results, this provision shall no longer apply to any other Project C Derivative Production, and Company after such expiration shall be free to develop, assign, produce, finance and/or distribute such Project C Derivative Productions as it determines in its sole and absolute discretion.

(c)           Notwithstanding the foregoing, the following shall not constitute a Project C Derivative Production: (i) a Biblical Universe Project that is not otherwise principally based upon the Biblical character of Project C shall not be deemed a Project C Derivative Production; (ii) any “CAS Versions” (as defined in the DMA) or alternative versions (for example, foreign language versions) of Project C; (iii) any promotional or marketing programs for Project C created by or funded by CAS to market and promote Project C to the Non-Profit Sector; (iv) any CAS Version Marketing Material (as defined in the DMA) for Project C; or (v) or any Key Man-approved Marketing Materials, Release Materials or Value Added Materials (each as defined in and subject to the DMA) respecting Project C.

First Amendment to PSFA

(v) Nothing in this First Amendment provides Producer or Distributor with any distribution rights to Project C post-Term, except if and as expressly provided herein.

12.          Defined Production Participation. For its Project C Services, Producer shall be entitled to receive a Production Defined Participation as defined on Exhibit A attached hereto and incorporated herein by reference. For clarity, the Production Defined Participation payable to Producer is in lieu of any distribution fee being paid or payable to Distributor pursuant to the DMA, and the Exhibit A hereto shall be applied between CAS and Distributor with respect to the Project C Series (as defined in the DMA), in lieu of Section 8 of the DMA. For clarity, there is no and shall be no double accrual or accounting of the Production Defined Participation under the PSFA and DMA.

13.          Miscellaneous. (a) Corrigendum: The following typographical error in Section 1(e) of the PSFA, is hereby rectified by amending the phrase therein, “Company has obtained and shall continue to maintain” to read instead, “Producer has obtained and shall continue to maintain”.

(b)          This First Amendment does not amend the DMA. This First Amendment is intended to amend only the direct matters specified in this First Amendment, and there are no intended implicit or indirect changes to (or waivers of) any provisions of the PSFA. In the event of a conflict between a provision of this First Amendment and a provision of the PSFA, the specific provision(s) of this First Amendment shall prevail over such conflicting provision(s) of the PSFA. The provisions of this First Amendment shall not be deemed to otherwise implicitly or indirectly amend the PSFA or waive any Party’s rights thereunder, nor create any inference that a Party’s rights thereunder are waived, amended or estopped. The PSFA (and all of the other agreements between Producer and CAS related to the PSFA) shall remain in full force and effect in accordance with their respective terms, as specifically amended hereby The recitals are hereby incorporated herein by this reference. This First Amendment may be signed in counterparts and PDF documents and photocopies may be used as an original. Signatures of the Parties so transmitted by PDF or other electronic means shall be deemed to be their original signatures for all purposes. The exchange of copies of this First Amendment and of signature pages by PDF or other electronic means from which a paper replica can be generated shall constitute effective execution for all purposes.

[Signature Page to Follow]

First Amendment to PSFA

IN WITNESS WHEREOF, the Parties have executed this First Amendment with effect as of the Effective Date.

COME AND SEE FOUNDATION, INC.

By:	/s/ C. Ryan Dunham
Its: Ryan Dunham
Authorized Signatory

THE CHOSEN TEXAS, LLC

By:
Its: Derral Eves
Authorized Signatory

Signature Page to First Amendment to PSFA

IN WITNESS WHEREOF, the Parties have executed this First Amendment with effect as of the Effective Date.

COME AND SEE FOUNDATION, INC.

By:
Its: Ryan Dunham
Authorized Signatory

THE CHOSEN TEXAS, LLC

By:	/s/ Derral Eves
Its: Derral Eves
Authorized Signatory

Signature Page to First Amendment to PSFA

Schedule A

[***]

First Amendment to PSFA

SCHEDULE Project C PDS

[***]

First Amendment to PSFA

Exhibit A

[***]

First Amendment to PSFA